SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 23, 2005

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota		55101
(Address of Principal Executive Offices)		(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 23, 2005, we entered into an Amended and Restated Loan and Security Agreement with Fleet Retail Group, LLC (formerly known as Fleet Retail Group, Inc.), as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as collateral agent, and the lenders named therein.  Under the terms of our credit agreement, we may increase the facility up to $300,000,000, subject to certain terms and conditions.  On September 23, 2005, we exercised our option to increase the facility to $275,000,000.  The principal terms of the facility remain unchanged.  The availability under our credit facility is limited to 85% of eligible credit card receivables plus the lesser of a range of approximately 68% to 75% of our eligible inventory or 85% of our inventory’s liquidation value, in each case net of specified reserves and less any letters of credit outstanding.  Interest on the outstanding indebtedness under the credit facility currently accrues at the lender’s prime commercial lending rate plus 0% to 0.5% depending on our EBITDA, as defined in the credit agreement, or, if we elect, at the one, two, three or six month LIBOR plus 1.25% to 2.25% depending on this EBITDA.  Interests in substantially all of our assets secure our obligations under the credit facility.

Financial covenants under the credit facility require that operating cash flow and EBITDA, as defined in the credit agreement, meet certain levels as adjusted over time.  The credit facility also contains other covenants that, among other matters, restrict our ability to incur substantial other indebtedness, create certain liens, engage in certain mergers and acquisitions, sell assets, enter into certain capital leases or make junior payments, including cash dividends.

The foregoing description of the Amended and Restated Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as Exhibit 10 hereto and is incorporated into Item 2.03 of this Form 8-K by reference.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

10            Amended and Restated Loan and Security Agreement dated February 23, 2005, among Gander Mountain Company, Fleet Retail Group, LLC (formerly known as Fleet Retail Group, Inc.), as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/ Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as collateral agent, and the lenders named therein (incorporated by reference to Exhibit 10 to the Registrant’s Current Report on Form 8-K (file no. 0-50659) filed with the Securities and Exchange Commission on March 1, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: September 27, 2005	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10

Amended and Restated Loan and Security Agreement dated February 23, 2005, among Gander Mountain Company, Fleet Retail Group, LLC (formerly known as Fleet Retail Group, Inc.), as administrative agent, Bank of America Securities, LLC, as the lead arranger, Foothill Capital Corporation, as the syndication agent, The CIT Group/ Business Credit, Inc., as collateral agent, General Electric Capital Corporation, as collateral agent, and the lenders named therein

Incorporated by reference